EXHIBIT 10.1

ASSUMPTION, TERMINATION AND AMENDMENT AGREEMENT

Reference is made to that certain Amended and Restated Consolidated Guaranty Agreement, dated as of February 16, 2005 (the “Guaranty”) among InterContinental Hotels Group PLC (now known as InterContinental Hotels Limited) (“Old Guarantor”), HPT TRS IHG-1, Inc., HPT TRS IHG-2, Inc.,HPT IHG PR, Inc. and Hospitality Properties Trust.  The provisions of the Guaranty are incorporated herein by this reference, as if fully set forth herein.

Old Guarantor has engaged in a Reorganization and become a Subsidiary of InterContinental Hotels Group PLC  (f/k/a New InterContinental Hotels Group PLC) (“New Guarantor”) pursuant to a scheme of arrangement more particularly described in the scheme circular captioned “Recommended proposals for the return of approximately £1 billion to IHG Shareholders by way of a capital reorganization (by means of a scheme of arrangement under Section 425 of the Companies Act of 1985)” sent to Old Guarantor shareholders on or about May 3, 2005 (the “Scheme”).  In connection with the Scheme, New Guarantor has agreed to assume all of the obligations of Old Guarantor under the Guaranty to comply with the requirements of the Guaranty and the Management Agreements.  Such compliance is a direct material benefit to New Guarantor.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.             Old Guarantor and New Guarantor shall cause there to be delivered to HPT an opinion of counsel satisfactory to HPT with respect to, among other things, the existence of the New Guarantor and the due execution and delivery by New Guarantor of this Agreement and the enforceability against New Guarantor of this Agreement.

2.             Upon delivery of this Assumption, Termination and Amendment Agreement: (a) New Guarantor agrees (i) to and does hereby assume the performance of all of the terms, covenants and conditions of the Guaranty and all of the obligations of Old Guarantor under the Guaranty and (ii) to abide by and be bound by all of the terms of the Guaranty, all as though the Guaranty had been made, executed and delivered by New Guarantor; (b) the term “IHG” as used in each of the Management Agreements shall mean New Guarantor, its successors and assigns and (c) the term “Guarantor” as used in the Guaranty shall mean New Guarantor.

3.             Provided there is no Manager Default under any of the Management Agreements, immediately upon delivery of this Assumption, Termination and Amendment Agreement, the Old Guarantor’s obligations under the Guaranty shall terminate subject to the second proviso contained in Section 9 of the Guaranty.

4.             For purposes of Section 2.4(a) of the Guaranty only, neither the Scheme nor any of the implementing actions taken in furtherance or contemplation of the Scheme shall constitute a “Reorganization.”

5.             Old Guarantor and New Guarantor warrant and represent that (a) there are no Manager Defaults and (b) to their best knowledge, there are no (i) defaults by HPT in the performance or observance of any covenant, agreement or condition contained in any Guaranteed Agreement or (ii) circumstances which, with the giving of notice or passage of time or both, would become such a default.

6.             HPT warrants and represents that (a) to its best knowledge, there are no Manager Defaults and (b) there are no (i) defaults by HPT in the performance or observance of any covenant, agreement or condition contained in any Guaranteed Agreement or (ii) circumstances which, with the giving of notice or passage of time or both, would become such a default.

7.             Except as expressly provided herein, nothing contained herein shall constitute a waiver of any term, covenant or condition contained in any Transaction Document or consent to any non-compliance therewith.  The terms of the Transaction Documents, as amended hereby, are hereby ratified and confirmed.

WITNESS the execution hereof under seal as of July 1, 2005.

INTERCONTINENTAL HOTELS GROUP PLC
(formerly known as New InterContinental Hotels Group PLC)

By:	/s/ Richard T. Winter
	Name:	Richard T. Winter
	Title:	Company Secretary

INTERCONTINENTAL HOTELS LIMITED
(formerly known as InterContinental Hotels Group PLC)

By:	/s/ Richard T. Winter
	Name:	Richard T. Winter
	Title:	Director

HPT TRS IHG-1, INC.

By:	/s/ John G. Murray
John G. Murray
Vice President

HPT TRS IHG-2, INC.

By:	/s/ John G. Murray
John G. Murray
Vice President

HPT IHG PR, INC.

By:	/s/ John G. Murray
John G. Murray
Vice President

HOSPITALITY PROPERTIES TRUST

By:	/s/ John G. Murray
John G. Murray
Vice President